UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
__________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 14, 2013

Boyd Gaming Corporation
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-12882	88-0242733
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3883 Howard Hughes Parkway, Ninth Floor
Las Vegas, Nevada 89169
(Address of Principal Executive Offices, Including Zip Code)

(702) 792-7200
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.
New Credit Agreement

On August 14, 2013, Boyd Gaming Corporation (the “Company”) entered into a Third Amended and Restated Credit Agreement (the “New Credit Agreement”) among the Company, certain financial institutions, Bank of America, N.A., as administrative agent and letter of credit issuer, and Wells Fargo Bank, National Association, as swing line lender. The New Credit Agreement replaces the Second Amended and Restated Credit Agreement dated as of December 17, 2010 (as amended, the “Prior Credit Agreement”) among the Company, various lenders, Bank of America, N.A., as administrative agent and letter of credit issuer, and Wells Fargo Bank, National Association, as swing line lender.

The New Credit Agreement provides for (i) a $600.0 million senior secured revolving credit facility (the “Revolving Credit Facility”), (ii) a $250.0 million senior secured term A loan (the “Term A Loan”), and (iii) a $900.0 million senior secured term B loan (the “Term B Loan”). The Revolving Credit Facility and the Term A Loan mature in August 2018 (or earlier upon the occurrence or non-occurrence of certain events); the Term B Loan matures in August 2020 (or earlier upon the occurrence or non-occurrence of certain events). The Term A Loan and the Term B Loan were fully funded on the closing date. Proceeds from the New Credit Agreement were used to refinance all outstanding obligations under the Prior Credit Agreement and to fund transaction costs in connection with the New Credit Agreement and may be used for working capital and other general corporate purposes.

The New Credit Agreement includes an accordion feature which permits an increase in the Revolving Credit Facility and the issuance and increase of senior secured term loans in an amount up to the greater of: (i) $400.0 million to be comprised of increases to the Revolving Credit Facility and new or increased term loans plus $150.0 million of increases to the Revolving Credit Facility and (ii) the maximum amount of incremental commitments which, after giving effect thereto, would not cause the Secured Leverage Ratio (as defined in the New Credit Agreement) to exceed 4.25 to 1.00 on a pro forma basis, in each case, subject to the satisfaction of certain conditions.

Pursuant to the terms of the New Credit Agreement (i) the loans under the Term A Loan will amortize in an annual amount equal to 5.00% of the original principal amount thereof, commencing December 31, 2013, payable on a quarterly basis, (ii) the loans under the Term B Loan will amortize in an annual amount equal to 1.00% of the original principal amount thereof, commencing December 31, 2013, payable on a quarterly basis, and (iii) beginning with the fiscal year ending December 31, 2014, the Company is required to use a portion of its annual excess cash flow to prepay loans outstanding under the New Credit Agreement.

The interest rate on the outstanding balance from time to time of the Revolving Credit Facility and the Term A Loan is based upon, at the Company's option, either: (i) the Eurodollar rate or (ii) the base rate, in each case, plus an applicable margin. Such applicable margin is a percentage per annum determined in accordance with a specified pricing grid based on the total leverage ratio and ranges from 2.00% to 3.00% (if using LIBOR) and from 1.00% to 2.00% (if using the base rate). A fee of a percentage per annum (which ranges from 0.25% to 0.50% determined in accordance with a specified pricing grid based on the total leverage ratio) will be payable on the unused portions of the Revolving Credit Facility.

The interest rate on the outstanding balance from time to time of the Term B Loan is based upon, at the Company's option, either: (i) the Eurodollar rate (subject to a 1.00% minimum) plus 3.00%, or (ii) the base rate plus 2.00%.

The “base rate” under the New Credit Agreement is the highest of (x) Bank of America's publicly-announced prime rate, (y) the federal funds rate plus 0.50%, or (z) the Eurodollar rate for a one month period plus 1.00%.

Amounts outstanding under the New Credit Agreement may be prepaid without premium or penalty, and the unutilized portion of the commitments may be terminated without penalty, subject to certain exceptions, including a 1.00% prepayment premium for any prepayment of the Term B Loan prior to February 14, 2014 that is accompanied by a repricing of the Term B Loan.

The New Credit Agreement contains certain financial and other covenants, including, without limitation, various covenants (i) requiring the maintenance of a minimum consolidated interest coverage ratio, (ii) establishing a maximum permitted consolidated total leverage ratio, (iii) establishing a maximum permitted secured leverage ratio, (iv) imposing limitations on the incurrence of indebtedness, (v) imposing limitations on transfers, sales and other dispositions and (vi) imposing restrictions on investments, dividends and certain other payments. Subject to certain exceptions, the Company may be required to repay the amounts outstanding under the New Credit Agreement in connection with certain asset sales and issuances of certain additional secured indebtedness.

The Company's obligations under the New Credit Agreement, subject to certain exceptions, are guaranteed by certain of the Company's subsidiaries and are secured by the capital stock of certain subsidiaries. In addition, subject to certain exceptions, the Company and each of the guarantors will grant the administrative agent first priority liens and security interests on substantially all of their real and personal property (other than gaming licenses and subject to certain other exceptions) as additional security for the performance of the secured obligations under the New Credit Agreement.

The description of the New Credit Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the New Credit Agreement, which is filed as Exhibit 10.1 and incorporated herein by reference.

Second Supplemental Indenture Relating to the 9 1/8% Senior Notes due 2018

On August 14, 2013 the Company entered into a Second Supplemental Indenture (the “9 1/8 % Senior Notes Supplemental Indenture”) to that certain Indenture dated as of November 10, 2010 among the Company, the Guarantors party thereto, and U.S. Bank National Association, as Trustee, as supplemented by that certain First Supplemental Indenture dated as of October 27, 2011 by and among the Company, the Guarantors party thereto, and U.S. Bank National Association, as Trustee (the “9 1/8 % Senior Notes Indenture”), relating to the 9 1/8 % Senior Notes due 2018 of the Company.

The 9 1/8 % Senior Notes Supplemental Indenture was entered into to add Boyd Acquisition, LLC as a Guarantor thereunder and to release Echelon Resorts, LLC as a Guarantor thereunder.

The foregoing summary of the material terms of the 9 1/8 % Senior Notes Supplemental Indenture is qualified by reference to the full text of the 9 1/8 % Senior Notes Supplemental Indenture, a copy of which is attached as Exhibit 4.1 hereto and incorporated herein by reference.

First Supplemental Indenture Relating to the 9% Senior Notes due 2020

On August 14, 2013 the Company entered into a Supplemental Indenture (the “9% Supplemental Indenture”) to that certain Indenture dated as of June 8, 2012 among the Company, the Guarantors party thereto, and U.S. Bank National Association, as Trustee (the “9% Senior Notes Indenture”), relating to the 9% Senior Notes due 2020 of the Company.

The 9% Supplemental Indenture was entered into to add Boyd Acquisition, LLC as a Guarantor thereunder and to release Echelon Resorts, LLC as a Guarantor thereunder.

The foregoing summary of the material terms of the 9% Senior Notes Supplemental Indenture is qualified by reference to the full text of the 9% Senior Notes Supplemental Indenture, a copy of which is attached as Exhibit 4.2 hereto and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
4.1
Second Supplemental Indenture dated as of August 14, 2013 among the Company, the Guarantors party thereto, and U.S. Bank National Association, as Trustee, to that certain Indenture dated as of November 10, 2010 among the Company, the Guarantors party thereto, and U.S. Bank National Association, as Trustee

4.2
First Supplemental Indenture dated as of August 14, 2013 among the Company, the Guarantors party thereto, and U.S. Bank National Association, as Trustee, to that certain Indenture dated as of June 8, 2012 among the Company, the Guarantors party thereto, and U.S. Bank National Association, as Trustee.

10.1
Third Amended and Restated Credit Agreement dated as of August 14, 2013 among the Company certain financial institutions, Bank of America, N.A., as administrative agent and letter of credit issuer, and Wells Fargo Bank, National Association, as swing line lender.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 19, 2013	BOYD GAMING CORPORATION
/s/ Josh Hirsberg
Josh Hirsberg
Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
4.1
Second Supplemental Indenture dated as of August 14, 2013 among the Company, the Guarantors party thereto, and U.S. Bank National Association, as Trustee, to that certain Indenture dated as of November 10, 2010 among the Company, the Guarantors party thereto, and U.S. Bank National Association, as Trustee

4.2
First Supplemental Indenture dated as of August 14, 2013 among the Company, the Guarantors party thereto, and U.S. Bank National Association, as Trustee, to that certain Indenture dated as of June 8, 2012 among the Company, the Guarantors party thereto, and U.S. Bank National Association, as Trustee.

10.1
Third Amended and Restated Credit Agreement dated as of August 14, 2013 among the Company certain financial institutions, Bank of America, N.A., as administrative agent and letter of credit issuer, and Wells Fargo Bank, National Association, as swing line lender.

5